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                                                                    EXHIBIT 99.1


                                     PROXY

                        CAROLINA FIRST BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby constitutes and appoints L. D. Warlick, Jr. and
James E. Burt, III, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Carolina First BancShares, Inc. ("Carolina First") which the undersigned would be entitled to vote if personally present at the Special Meeting of Carolina First shareholders to be held at The Lincoln Cultural Center, 403 E. Main Street, Lincolnton, North
Carolina, at 2:00 p.m., local time, on March     , 2000, and at any adjournment
or postponement thereof (the "Carolina First Special Meeting"), upon the proposals described in the Joint Proxy Statement/Prospectus and the Noticeof
Carolina First Special Meeting of Shareholders, both dated February   , 2000,
the receipt of which is acknowledged in the manner specified below. The undersigned hereby revokes all prior proxies given to vote shares of common stock at the Carolina First Special Meeting.

1. MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Agreement"), dated as of November 7, 1999, by and between Carolina First and First Charter Corporation, ("FCC") pursuant to which (i) Carolina First will merge (the "Merger") with and into FCC, with the effect that FCC will be the surviving corporation resulting from the Merger, and (ii) each share of the $2.50 par value common stock of Carolina First issued and outstanding at the effective time of the Merger (excluding shares held by Carolina First or FCC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for 2.267 shares (subject to possible adjustment as set forth in the Agreement) of the no par value common stock of FCC, and cash in lieu of issuing any fractional share. A copy of the Agreement is included in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. OTHER BUSINESS. To transact such other business as may come properly before the Carolina First Special Meeting or any adjournments or postponements of the Carolina First Special Meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

    PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY CARD. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                  Dated:                  , 2000
                                                         -----------------
                                                            SIGNATURE

                                                  ------------------------------
                                                    SIGNATURE, IF HELD JOINTLY

 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.